PROXY

                         THE ROBERT MONDAVI CORPORATION

                           CLASS A COMMON STOCK PROXY
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                December 12, 2003


         The undersigned hereby appoints Gregory M. Evans and Michael K. Beyer, or either of them, each with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of THE ROBERT MONDAVI CORPORATION to be held at the Napa Valley Marriott, 3425 Solano Avenue, Napa, California 94558 on Friday, December 12, 2003 at 4:00 p.m., and any adjournment thereof, and to vote the number of shares of the CLASS A COMMON STOCK OF THE ROBERT MONDAVI CORPORATION that the undersigned would be entitled to vote if personally present.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ROBERT MONDAVI CORPORATION. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AND FOR THE PROPOSED AMENDMENT TO THE 1993 EQUITY INCENTIVE PLAN. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)




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
                                                                                                                 Please     |X|
                                                                                                                 mark your
                                                                                                                 votes as
                                                                                                                 indicated
                                                                                                                 in this
                                                                                                                 example



1. ELECTION OF DIRECTORS TO BE           FOR         WITHHOLD         3. To approve an amendment to the     FOR   AGAINST  ABSTAIN
   ELECTED BY HOLDERS OF CLASS A    the nominees    AUTHORITY            1993 equity incentive Plan to      |_|     |_|      |_|
   COMMON STOCK, VOTING AS A CLASS  listed (except  to vote for          RESERVE AN ADDITIONAL 900,000
                                    as marked to    the nominees         SHARES OF CLASS A COMMON STOCK
                                    the contrary).  listed:              FOR ISSUANCE UNDER THAT PLAN.
Nominees:  01 Philip Greer
           02 Anthony Greener            |_|            |_|
           03 John M. Thompson

To withhold authority to vote for an individual nominee, write        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
such nominee's name below                                             MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF
                                                                      NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE
                                                                      ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR
                                                                      PROPOSAL 2 AND PROPOSAL 3 LISTED ABOVE.

________________________________________________________________


2. PROPOSAL TO RATIFY THE APPOINTMENT OF    For  Against Abstain                                                  YES    NO
   PRICEWATERHOUSECOOPERS LLP AS            |_|    |_|     |_|                 I PLAN TO ATTEND THE MEETING       |_|    |_|
   INDEPENDENT AUDITORS FOR THE FISCAL
   YEAR:
                                                                               PROXY INSTRUCTIONS


                                                                               1.  Please sign exactly as the name or names appear
                                                                                   on your stock certificates (as indicated hereon).

                                                                               2.  If the shares are issued in the name of two or
                                                                                   more persons, all of them must sign the proxy.

                                                                               3.  A proxy executed by a corporation must be signed
                                                                                   in its name by an authorized officer.

                                                                               4.  Executors, administrators, trustees and partners
                                                                                   should indicate their capacity when signing.


The undersigned acknowledges receipt of (a) the Notice of 2003 Annual Meeting of Shareholders, (b) the accompanying Proxy
Statement and (c) Company's Annual Report pursuant to SEC Rule 14a-3 for the fiscal year ended June 30, 2003.



Signature(s)____________________________________________________________________       Dated:_________ , 2003



                              FOLD AND DETACH HERE

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